Digital Realty Announces Management Transition

SAN FRANCISCO, CA – August 11, 2017 – Digital Realty (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today that Chief Operating Officer Jarrett Appleby will be leaving the company to pursue other opportunities, effective September 15, 2017. The company has initiated a search for a new Chief Operating Officer and expects to retain a leading executive search firm to assist with the search. Members of Digital Realty’s management team will assume Mr. Appleby’s duties in the interim until a successor is identified.

“On behalf of the entire Digital Realty team, I would like to thank Jarrett for his service to the company and wish him all the best in his future endeavors,” said Chief Executive Officer A. William Stein. “As Digital Realty’s first Chief Operating Officer, Jarrett helped to launch and advance several important initiatives, such as expanding and standardizing our global product offerings in addition to streamlining our property and technical operations to drive operating efficiencies, all while maintaining and extending our track record for ‘five nines’ of uptime to a 10th consecutive year. As we search for his successor, we are looking for someone who will be able to build upon this solid foundation and further enhance our global operating platform to meet our customers’ growing and evolving needs for data center solutions.”

About Digital Realty
Digital Realty supports the data center, colocation and interconnection strategies of more than 2,300 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty’s clients include domestic and international companies of all sizes, ranging from financial services, cloud and information technology services, to manufacturing, energy, gaming, life sciences and consumer products. http://www.digitalrealty.com

For Additional Information:
Andrew P. Power
Chief Financial Officer
Digital Realty
(415) 738-6500

Investor Relations
John J. Stewart / Maria S. Lukens
Digital Realty
(415) 738-6500
investorrelations@digitalrealty.com

Media Inquiries
John Christiansen / Lindsay Andrews
Sard Verbinnen & Co.
(415) 618-8750

Safe Harbor Statement
This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to changes in our management and executive search plans. These risks and uncertainties include, among others, the following: the impact of current global economic, credit and market conditions; current local economic conditions in the metropolitan areas in which we operate; decreases in information technology spending, including as a result of economic slowdowns or recession; adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges); our dependence upon significant tenants; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; defaults on or non-renewal of leases by tenants; our failure to obtain necessary debt and equity financing; risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements; financial market fluctuations; changes in foreign currency exchange rates; our inability to manage our growth effectively; difficulty acquiring or operating properties in foreign jurisdictions; our failure to successfully integrate and operate acquired or developed properties or businesses; the suitability of our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical and information security infrastructure or services or availability of power; risks related to joint venture investments, including as a result of our lack of control of such investments; delays or unexpected costs in development of properties; decreased rental rates, increased operating costs or increased vacancy rates; increased competition or available supply of data center space; our inability to successfully develop and lease new properties and development space; difficulties in identifying properties to acquire and completing acquisitions; our inability to acquire off-market properties; the impact of the United Kingdom’s referendum on withdrawal from the European Union on global financial markets and our business; our inability to comply with the rules and regulations applicable to reporting companies; our failure to maintain our status as a REIT; possible adverse changes to tax laws; restrictions on our ability to engage in certain business activities; environmental uncertainties and risks related to natural disasters; losses in excess of our insurance coverage; changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates. For a further list and description of such risks and uncertainties, see the reports and other filings by the company with the U.S. Securities and Exchange Commission, including the company’s

Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.